Exhibit 99.1

Leadis Technology Reports Third Quarter 2007 Results
SUNNYVALE, California — October 23, 2007 — Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, and audio ICs for mobile consumer electronics devices, today announced results for the third quarter of 2007, ended September 30, 2007.
Q3 ’07 Highlights
•	Leadis was awarded 4 new display driver program design wins, bringing its year-to-date total to 11.

•	Leadis released two new LED driver products into sampling, achieved its first two design wins on LED drivers and generated first revenue from sales of LED driver products.

•	Leadis announced a strategic partnership and licensing agreement for RGBW technology for use in display drivers.

•	Leadis acquired technology that is expected to significantly improve manufacturing yields for AM-OLED displays and extend their lifetime by correcting image sticking.

•	Leadis announced the expansion of its distribution coverage in the Asia Pacific region.

•	Leadis started a new analog design center in Arizona.
Financial Results
Third quarter revenue was $9.9 million, meeting the company’s guidance and slightly higher than the previous quarter. Third quarter gross margin was 11%, consistent with the prior quarter. Under generally accepted accounting principles (GAAP), third quarter net loss was $8.4 million or $0.29 per basic share, as compared with the $6.1 million, or $0.21 per basic share, net loss reported in the previous quarter and the $2.8 million, or $0.10 per basic share, net loss reported in the third quarter of 2006. The loss in the current quarter includes a $0.5 million charge for in-process research and development acquired during the quarter.
In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R) and acquisition-related expenses. Non-GAAP net loss for the third quarter of 2007 was $5.9 million, or $0.20 per basic share, as compared to a net loss of $4.1 million, or $0.14 per basic share, in the second quarter of 2007 and a net loss of $1.7 million, or $0.06 per basic share, in the third quarter of 2006. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash, restricted cash and short-term investments of $81.0 million as of September 30, 2007, which was $5.8 million lower than its balance as of June 30, 2007, due primarily to the third quarter net loss and $2.1 million of share repurchases under the company’s share buy-back program announced in the first quarter of this year.
Business Summary
The company continues to diversify its business beyond display drivers by leveraging its analog and mixed-signal capabilities to expand into synergistic markets, with the vision of becoming an analog mixed-signal IC supplier of “Sight, Sound, and Touch” solutions targeting a larger available market at higher gross margins. The company also continues to add advanced technology to its display driver business in order to offer customers differentiated higher value products. Highlights for the quarter included:
•	Leadis announced sampling of the LDS8842 and LDS8830, LED drivers featuring a highly efficient 1.33x-mode enabled charge pump. The LDS8842 supports up to four LEDs with a maximum current supply of 25mA per channel, while the LDS8830 supports up to three LEDs with a maximum current supply of 32mA per channel. Both drivers are targeted at mobile backlighting applications. The company now has five LED driver products available for sale.

•	Leadis announced a strategic partnership with VP Dynamics on RGBW technology for small and medium mobile displays. Leadis will license VP Dynamics’ VPW™ RGBW technology for use in LCD, AM-OLED and other display drivers, empowering products with lower power consumption, higher resolution, excellent brightness, and better contrast.

•	Leadis announced the acquisition of intellectual property from Nuelight Corporation designed to correct image sticking issues that can occur with the display of static content and significantly improve manufacturing yields in AM-OLED displays. This technology has the potential to accelerate AM-OLED market share gains by making it more reliable and cost competitive with alternative display technologies that lack the visual experience and low-power advantages offered with AM-OLED displays.

•	Leadis won four new display driver program designs during the second quarter. Three of the four design wins were for Leadis’ new family of a-TFT QVGA drivers, which was launched with the LDS285 PowerLite™ enabled driver. The fourth design win was for a CSTN driver.

•	Leadis purchased approximately 600,000 shares of its common stock through the stock buyback program announced in January. Shares purchased year to date total approximately 1,100,000.
“Third quarter financial results met expectations at the revenue and gross margin level, while operating expenses exceeded our guidance as a result of accelerated investment in research and development activities,” said Mr. Tony Alvarez, President and CEO. “We have added exciting intellectual property to our traditional display driver business, generating a great deal of interest among our customers. Likewise, customer discussions on our new businesses are very encouraging.

We are pleased to achieve initial sales of LED driver devices during the quarter, and customer feedback on our Audio products has been very positive. We remain focused on building revenue in each of our businesses.”
Q4 2007 Outlook
“We expect revenue to decline in the fourth quarter of 2007,” said Mr. Paul Novell, Executive Vice President of Sales and Marketing. “Initial revenue from our 2007 display driver design wins has pushed into early 2008, while our legacy product revenue will decrease during the quarter. Our longer term view remains optimistic based on the large number of 2007 design wins and strong customer interest resulting from the advanced technology we have added this year. Our recently announced expansion of distributors in the Asia Pacific region will enable us to gain access to a broader base of customers and begin to build sales momentum heading into 2008, especially for our new product lines.”
Based on information currently available to the company, expectations for the fourth quarter of 2007 are as follows:
•	Revenues are expected to decline to $6 — $7 million in the fourth quarter.

•	Gross margin, which varies with product mix, selling price and unit costs, is expected to decline slightly compared to the third quarter.

•	Operating expenses are expected to increase by approximately $0.3 million, with headcount additions and engineering mask costs driving much of this increase.
“Our primary goals entering 2007 were to create greater value in our display driver business through product innovation and to diversify our business beyond display driver ICs,” said Mr. Alvarez. “We believe we have built a foundation for future success on these two goals. Our challenge is now to turn the innovation into profitable revenue.”
Conference Call Today
Leadis will broadcast its conference call today, Tuesday, October 23, 2007 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its third quarter 2007 earnings and provide additional guidance.
To listen to the call, dial 1-888-218-8032 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 2254160.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
John Allen, Chief Financial Officer

Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of mobile and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in mobile consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; and audio CODEC and FM transmitter ICs, which are integral components in mobile media players and their associated aftermarket accessories. Leadis currently supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays, and LED drivers supporting mobile backlighting applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the fourth quarter of 2007 and 2008 fiscal year based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond LCD and OLED display drivers, including efforts to develop and market LED drivers, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and mobile electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, in the sections titled Risk Factors and Forward-Looking Statements, which are available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30,	June 30,	December 31,
	2007	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$34,471	$44,020	$62,697
Restricted cash	2,559	2,530	—
Short-term investments	44,016	40,287	43,845
Accounts receivable, net	9,043	8,127	17,399
Inventory	4,169	5,635	7,024
Prepaid expenses and other current assets	3,730	3,874	4,498

Total current assets	97,988	104,473	135,463
Property and equipment, net	4,497	4,725	4,160
Goodwill	2,867	2,867	281
Purchased intangible assets, net	3,841	4,468	—
Other assets	845	833	825

Total assets	$110,038	$117,366	$140,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,085	$5,807	$19,623
Taxes payable	70	254	2,342
Deferred margin	139	281	383
Other accrued liabilities	5,564	4,328	3,805

Total current liabilities	12,858	10,670	26,153
Long-term tax liabilities	2,419	2,689	—
Other noncurrent liabilities	1,141	1,159	539

Total liabilities	16,418	14,518	26,692

Stockholders’ equity:
Common stock and additional paid-in capital	108,265	109,134	109,110
Retained earnings (Accumulated deficit)	(14,645)	(6,286)	4,927

Total stockholders’ equity	93,620	102,848	114,037

Total liabilities and stockholders’ equity	$110,038	$117,366	$140,729

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30	September 30
	2007	2007	2006	2007	2006

Revenue	$9,943	$9,735	$22,312	$33,349	$77,306

Cost of sales (1)	8,857	8,678	19,443	29,834	67,686

Gross profit	1,086	1,057	2,869	3,515	9,620

Research and development expenses (1)	5,391	4,479	3,797	13,230	10,824
Selling, general and administrative expenses (1)	4,318	3,608	3,316	11,150	10,841
Amortization of purchased intangible assets	627	627	—	1,463	—
In-process research and development	500	—	—	1,820	—

Total operating expenses	10,836	8,714	7,113	27,663	21,665

Operating loss	(9,750)	(7,657)	(4,244)	(24,148)	(12,045)
Interest and other income, net	997	1,085	1,126	3,319	3,041

Loss before provision (benefit) for income taxes	(8,753)	(6,572)	(3,118)	(20,829)	(9,004)
Provision (benefit) for income taxes	(394)	(506)	(296)	(946)	(25)

Net loss before cumulative change in accounting principle	(8,359)	(6,066)	(2,822)	(19,883)	(8,979)
Cumulative effect of change in accounting principle	—	—	—	—	142

Net Income (loss)	$(8,359)	$(6,066)	$(2,822)	$(19,883)	$(8,837)

Basic and diluted net loss per share	$(0.29)	$(0.21)	$(0.10)	$(0.68)	$(0.31)

Shares used in computing basic and diluted per share amounts	28,973	29,376	28,935	29,225	28,716

Note:

(1)	Includes stock-based compensation, as follows:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30	September 30
	2007	2007	2006	2007	2006

Cost of sales	$47	$44	$116	$71	$368
Research and development expenses	291	255	258	742	799
Selling, general and administrative expenses	634	480	864	1,587	2,431

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006
A. GAAP net loss	$(8,359)	$(6,066)	$(2,822)
Adjustment for stock-based compensation within:
Cost of sales	47	44	116
Research and development expenses	291	255	258
Selling, general and administrative expenses	634	480	864
Benefit for income taxes	(213)	(83)	(156)
Adjustment for acquisition of business within:
Research and development expenses	408	394	—
Selling, general and administrative expenses	217	231	—
Amortization of purchased intangible assets	627	627	—
In-process research and development	500	—	—
Benefit for income taxes	(25)	(20)	—

Non-GAAP net loss	$(5,873)	$(4,138)	$(1,740)

B. GAAP basic and diluted net loss per share	$(0.29)	$(0.21)	$(0.10)
Adjustment for stock-based compensation	0.03	0.02	0.04
Adjustment for acquisition of business	0.06	0.05

Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.14)	$(0.06)

C. GAAP Gross Margin	10.9%	10.9%	12.9%
Adjustment for stock-based compensation	0.5%	0.4%	0.5%

Non-GAAP Gross Margin	11.4%	11.3%	13.4%

D. GAAP operating expenses	$10,836	$8,714	$7,113
Adjustment for stock-based compensation within:
Research and development expenses	(291)	(255)	(258)
Selling, general and administrative expenses	(634)	(480)	(864)
Adjustment for acquisition of business within:
Research and development expenses	(408)	(394)	—
Selling, general and administrative expenses	(217)	(231)	—
Amortization of purchased intangible assets	(627)	(627)	—
In-process research and development	(500)	—	—

Non-GAAP Operating expenses	$8,159	$6,727	$5,991